UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):               April 11, 2008

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;Compensatory Arrangements of Certain Officers.

Johnson Severance Agreement

On April 11, 2008, upon the unanimous recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”), the Board of Directors of the Company (the “Board”) approved, and the Company thereafter executed, a severance agreement dated as of April 11, 2008, between the Company and James M. (“Monty”) Johnson, the Company’s Vice Chairman of the Board and Chief Executive Officer (the “Johnson Severance Agreement”).

The Johnson Severance Agreement provides that if Mr. Johnson’s employment is terminated by the Company “without cause” or if Mr. Johnson terminates his employment for “good reason,” then Mr. Johnson will be entitled to receive (1) at the sole discretion of the Company, either a lump-sum cash payment equal to 75% of his annual base compensation then in effect (which based on Mr. Johnson’s current annual base compensation, would be approximately $172,500), payable within 30 days after termination, or continuation of his base compensation then in effect for a period of nine months after termination, and (2) the continuation of all benefits, to the extent permissible under the applicable benefits programs, in which he currently participates for a period of nine months following his termination. If Mr. Johnson obtains subsequent employment during such nine-month period and if he receives benefits through such subsequent employment, the Company may terminate his continuing benefits.

Under the terms of the Johnson Severance Agreement, “cause” means the occurrence of any one or more of the following: (i) fraud, embezzlement and /or misappropriation of the Company’s (or any successor’s) funds; (ii) gross or willful misconduct by Mr. Johnson in the performance of his duties; (iii) a material violation of the Company’s (or any successor’s) Code of Conduct; or (iv) a conviction by, or entry of a plea of guilty or nolo contendre in, a court of competent jurisdiction for any crime which constitutes a felony or act or moral turpitude in the jurisdiction involved; and “good reason” means (i) the assignment to Mr. Johnson of duties materially and adversely inconsistent with his position, title, duties, responsibilities or status with the Company as an officer of the Company, (ii) any removal of Mr. Johnson from, or any failure to re-elect Mr. Johnson as an officer of the Company, (iii) a reduction in Mr. Johnson’s salary, or (iv) relocation of Mr. Johnson’s principal place of employment to a place more than 30 miles from its current location, in each case without Mr. Johnson’s written consent.

The terms and conditions contained in the Johnson Severance Agreement are substantially similar to those contained in an existing severance agreement between the Company and Paul S. Genova, the Company’s President and Chief Financial Officer.

A copy of the Johnson Severance Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety into this Item 5.02.

Performance-Based Option Agreements

On April 11, 2008, upon the unanimous recommendation of the Compensation Committee, the Board approved the grant of performance-based stock options to each of Messrs. Johnson, Genova and Lawrence D. Henderson, the Company’s Vice President of Sales. Accordingly, the Company entered into stock option agreements dated as of April 11, 2008, with each of Messrs. Johnson, Genova and Henderson, pursuant to which Mr. Johnson was awarded options to purchase up to 540,000 shares of the Company’s common stock, Mr. Genova was awarded options to purchase up to 220,000 shares of the Company’s common stock, and Mr. Henderson was awarded options to purchase up to 120,000 shares of the Company’s common stock, respectively, at an exercise price of $1.42 per share, representing a 5% premium over the closing price of the Company’s common stock reported on the American Stock Exchange on April 11, 2008, the date of grant.

Under the terms of the stock option agreements, provided the executive remains in the continuous service of the Company at such times, the options will fully vest and become exercisable upon the earlier to occur of (a) the date on which the Board shall have determined that both of the following shall have occurred in any one fiscal year after the fiscal year ending December 31, 2007: (1) the Company’s consolidated operating income for such fiscal year shall have increased by 25% as compared to the Company’s consolidated operating income for its fiscal year ended December 31, 2007 (i.e., it shall have exceeded $3,953,361) and (2) the Company’s consolidated net sales for such fiscal year shall have increased by 15% as compared to the Company’s consolidated net sales for its fiscal year ended December 31, 2007 (i.e., it shall have exceeded $65,092,357) or (b) the date on which a “Change-of-Control” (as defined in the option agreements) of the Company is consummated, provided that all consideration in exchange therefor to which the executive may become entitled as a result of such Change-of-Control of the Company shall not be delivered to the executive until the earlier of (i) the date on which the executive’s employment with the Company is “Involuntarily Terminated” (as defined in the option agreements) following the consummation of such Change-of-Control or (ii) the date that is six months next following the date on which such Change-of-Control is consummated.

Copies of the performance-based option agreements between the Company and each of Messrs. Johnson, Genova and Henderson are included as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference in their entirety into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Severance Agreement dated April 11, 2008, between the Company and James M. Johnson.

10.2	Stock Option Agreement dated as of April 11, 2008, between the Company and James M. Johnson.

10.3	Stock Option Agreement dated as of April 11, 2008, between the Company and Paul S. Genova.

10.4	Stock Option Agreement dated as of April 11, 2008, between the Company and Lawrence D. Henderson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: April 17, 2008	By:	/s/ James M. Johnson
James M. Johnson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement dated April 11, 2008, between the Company and James M. Johnson.

10.2	Stock Option Agreement dated as of April 11, 2008, between the Company and James M. Johnson.

10.3	Stock Option Agreement dated as of April 11, 2008, between the Company and Paul S. Genova.

10.4	Stock Option Agreement dated as of April 11, 2008, between the Company and Lawrence D. Henderson.